UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2009

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Fifth Avenue New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry Into a Material Definitive Agreement.

The information set forth below under “Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Section 2 – Financial Information

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 29, 2009, CIT Group Inc. ("CIT" or the "Company") and certain of its subsidiaries entered into an Amended and Restated Credit and Guaranty Agreement for up to $3 billion with Barclays Bank PLC, as administrative agent and collateral agent, and the lenders party thereto (the "Amended and Restated Credit Facility").  As of July 29, 2009, the Company had received commitments from lenders for $2 billion in financing under the Amended and Restated Credit Facility, which has been fully drawn.  The Amended and Restated Credit Facility provides for an additional $1 billion in incremental borrowings.  The Amended and Restated Credit Facility amends and restates the terms of the Company's Credit and Guaranty Agreement, dated as of July 20, 2009.  The Amended and Restated Credit Facility has a two and a half year maturity and bears interest at LIBOR plus 10%, with a 3% LIBOR floor, payable monthly.

The foregoing description of the Amended and Restated Credit Facility and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Credit Facility, a copy of which is attached hereto as Exhibit 4.1 and the terms of which are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Exhibit
4.1
Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009, among CIT Group Inc., certain subsidiaries of CIT Group Inc., the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Capital, as sole lead arranger, sole bookrunner and syndication agent.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this document, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that if the cash tender offer for the outstanding August 17 Notes is not consummated, the Company may need to seek protection under the US Bankruptcy Code, even if the tender offer is consummated, the risk that the $3 billion loan facility does not provide the liquidity that the Company is seeking due to material negative changes to the Company’s liquidity from draw down of loans by customers, the risk that the Company is unsuccessful in its efforts to effectuate a comprehensive restructuring of its liabilities, in which case the Company may be forced to seek bankruptcy relief. Accordingly, you should not place undue reliance on the forward-looking statements contained in this document. These forward-looking statements speak only as of the date on which the statements were made. CIT undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2009

CIT GROUP INC.

By:	/s/ Joseph M. Leone
Name: Joseph M. Leone
Title: Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Amended and Restated Credit and Guaranty Agreement, dated as of July 29, 2009, among CIT Group Inc., certain subsidiaries of CIT Group Inc., the lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Barclays Capital, as sole lead arranger, sole bookrunner and syndication agent.